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GRACE NEWS                                    CORPORATE COMMUNICATIONS DIVISION

                                              W. R. Grace & Co.
                                              One Town Center Road
                                              Boca Raton, FL 33486-1010


CONTACT:  Chuck Suits or Mary Lou Kromer 561/362-2600 or
                                         800/GRACE99


                      GRACE COMPLETES AMICON TRANSACTION;
                       SEPARATION SCIENCES BUSINESS SOLD
                         TO MILLIPORE FOR $125 MILLION

         BOCA RATON, Fla., December 31, 1996--W. R. Grace & Co. (NYSE: GRA) today announced that it has completed the sale of its Amicon separation sciences business to Millipore Corp. (NYSE: MIL) for $125 million.

         Amicon, based in Beverly, Mass., supplies a broad range of molecular separation and purification products used by life science research laboratories and biotechnology/pharmaceutical companies worldwide. It is a leader in membrane ultrafiltration and a widely recognized supplier of preparative chromatography products.

         With annual sales of approximately $60 million, Amicon has manufacturing operations in the U.S. and Europe.

         Grace is a leading global supplier of flexible packaging and specialty chemicals, with annual sales of approximately $3.3 billion. The company operates in more than 100 countries.


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